Exhibit 23.12

CONSENT TO BE IDENTIFIED AS A

PROPOSED DIRECTOR

I, Eugene B. Seitz, II, hereby consent to being identified as a proposed director of United Community Bancorp (the “Company”) in the Company’s prospectus to be included in the Company’s Registration Statement on Form S-1.

By:	/s/ EUGENE B. SEITZ, II

Dated: December 13, 2005